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                                                                    EXHIBIT 23.2

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference to this Registration Statement on Form S-4 of U.S. Bancorp (the "Registration Statement") of our report dated January 14, 2000 relating to the consolidated financial statements of Firstar Corporation and its subsidiaries (the "Company"), which appears in the Company's 1999 Annual Report to Shareholders, which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the captions "Experts" and "Selected Financial Data" in this Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Milwaukee, Wisconsin
October 24, 2000